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Exhibit 3.1

UNDERWRITING AGREEMENT

Effective as of March 11, 2015

Baytex Energy Corp.
2800, 520 – 3rd Avenue SW
Calgary, Alberta T2P 0R3

Attention:  James L. Bowzer,
                   President and Chief Executive Officer

        The undersigned, Scotia Capital Inc. and RBC Dominion Securities Inc. (the "Co-Lead Underwriters"), together with CIBC World Markets Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., TD Securities Inc., Barclays Capital Canada Inc., Desjardins Securities Inc., Merrill Lynch Canada Inc., Peters & Co. Limited, AltaCorp Capital Inc., FirstEnergy Capital Corp., Macquarie Capital Markets Canada Ltd. and Raymond James Ltd. (collectively, the "Underwriters" and each, an "Underwriter"), understand that Baytex Energy Corp. (the "Corporation") proposes to issue and sell to the Underwriters 31,700,000 common shares in the capital of the Corporation (the "Firm Shares") pursuant to the Canadian Prospectus (as defined herein) and the U.S. Registration Statement (as defined herein) at a price of $17.35 per Firm Share (the "Offering").

        Upon and subject to the terms and conditions contained in this Agreement, the Underwriters hereby severally, and not jointly, agree to purchase from the Corporation on the Closing Date (as defined herein), in the respective percentages set forth in subsection 15(a) hereof, and the Corporation hereby agrees to sell to the Underwriters, all but not less than all of the Firm Shares, at a price of $17.35 per Firm Share, for an aggregate purchase price of $549,995,000.

        The Corporation hereby grants to the Underwriters an option (the "Over-Allotment Option"), which may be exercised in the Underwriters' sole discretion and without obligation, exercisable in whole or in part and in one or more tranches at any time and from time to time commencing on the Closing Date (as defined herein) and ending at 5:00 p.m. (Calgary time) on the date that is 30 days after the Closing Date, by written notice delivered to the Corporation by the Co-Lead Underwriters on behalf of the Underwriters, to purchase up to an additional 4,755,000 common shares in the capital of the Corporation (the "Option Shares") on the same terms and conditions as the Firm Shares. The Firm Shares together with any Option Shares are collectively referred to herein as the "Offered Shares". In the event and to the extent that the Underwriters exercise the Over-Allotment Option, subject to the terms and conditions hereof, the Underwriters hereby severally, and not jointly, agree to purchase from the Corporation the number of Option Shares as to which the Over-Allotment Option shall have been exercised in the respective percentages set forth in subsection 15(a) hereof, and the Corporation hereby agrees to issue and sell such number of Option Shares to the Underwriters at the purchase price of $17.35 per Option Share. The Underwriters may only exercise the Over-Allotment Option for the purposes of covering over-allotments made in connection with the sale of the Firm Shares, if any, and for market stabilization purposes.

        The Corporation understands that the Underwriters will have the right to solicit orders and obtain substituted purchasers for the Offered Shares on behalf of the Corporation and the obligation of the Underwriters to purchase the Offered Shares shall be reduced by the number of Offered Shares purchased by the substituted purchasers.

        The terms and conditions of the agreement between the Corporation and the Underwriters are as set forth below.

1.     Definitions and Principles of Interpretation

  (a)
  In this Agreement:

  "1933 Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

  "1934 Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

  "ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c.B-9, as amended, including the regulations promulgated thereunder;

  "Additional Closing Date" has the meaning given to it in subsection 11(b);

  "Additional Closing Time" has the meaning given to it in subsection 11(b);

  "affiliate" has the meaning given to it in National Instrument 45-106 — Prospectus and Registration Exemptions;

  "Agreement" means this Underwriting Agreement;

  "AIF" means the annual information form of the Corporation for the year ended December 31, 2014 dated March 9, 2015;

  "ASC" means the Alberta Securities Commission;

  "Business Day" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the City of Calgary;

  "Canadian Final Prospectus" means the final short form prospectus of the Corporation (in both the English and French language versions thereof, unless the context otherwise requires) qualifying the Offered Shares for distribution in each of the Qualifying Provinces and any and all documents incorporated by reference therein;

  "Canadian Offering Documents" means each of the Canadian Prospectus and any Canadian Prospectus Amendment;

  "Canadian Preliminary Prospectus" means an amended and restated preliminary short form prospectus of the Corporation (in both the English and French language versions thereof, unless the context otherwise requires) respecting the Offered Shares to be filed by the Corporation with the Canadian Securities Regulators in each of the Qualifying Provinces and any and all documents incorporated by reference therein;

  "Canadian Prospectus" means, collectively, the Canadian Preliminary Prospectus and the Canadian Final Prospectus;

  "Canadian Prospectus Amendment" means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus, including any amendment to the documents incorporated by reference therein;

  "Canadian Securities Laws" means, collectively, and, as the context may require, the securities Laws of each of the Qualifying Provinces and the respective regulations and rules made under those securities Laws together with all applicable published policy statements, blanket orders and rulings of the Canadian Securities Regulators and all discretionary orders or rulings, if any, of the Canadian Securities Regulators applicable to the transactions contemplated by this Agreement;

  "Canadian Securities Regulators" means the applicable securities commission or regulatory authority in each of the Qualifying Provinces;

  "Claim" has the meaning given to it in subsection 13(a);

  "Closing Date" means April 2, 2015 or such earlier or later date as the Underwriters and the Corporation may agree for the Closing, provided that in no event shall such date be later than the date that is 42 days after the date of the Final Passport System Decision Document;

  "Closing Time" means 6:00 a.m. (Calgary time) on the Closing Date, or such other time on the subject Closing Date as the Underwriters may determine;

  "Common Shares" means common shares in the capital of the Corporation as constituted on the date of this Agreement;

  "Corporation's Canadian Counsel" means Burnet, Duckworth & Palmer LLP;

  "Corporation's Information Record" means any statement contained in any press release, material change report, financial statement, annual information form, annual or interim report, proxy circular or other document of the Corporation which has been or is publicly disseminated by the Corporation, pursuant to any Canadian Securities Laws and which has been filed on SEDAR after December 31, 2013;

  "Corporation's U.S. Counsel" means Paul, Weiss, Rifkind, Wharton & Garrison LLP;

  "Designated Underwriter" means Scotia Capital Inc.;

  "distribution", "material change", "material fact" and "misrepresentation" have the respective meanings given to them in the Securities Act (Alberta);

  "DRIP" means the dividend reinvestment plan of the Corporation;

  "Due Diligence Responses" means the written and verbal responses provided by the Corporation together with all written materials provided to the Underwriters' counsel during the Due Diligence Session, as given by any director or senior officer of the Corporation, at a Due Diligence Session;

  "Due Diligence Session" has the meaning given to it in subsection 2(i);

  "due inquiry", when used in relation to the Corporation, means after inquiries in connection with such facts and circumstances that would ordinarily be made by senior officers of exploration and production firms in the discharge of their duties have been made of the appropriate senior officers or employees of the Corporation who may reasonably be expected to have knowledge of facts which are material with respect to the fact in question;

  "EDGAR" means the Electronic Data Gathering Analysis and Retrieval system of the SEC;

  "Effective Time" means each date and time that any part of the U.S. Registration Statement or any post-effective amendments thereto became or becomes effective;

  "Financial Statements" means the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2014 and 2013, together with the notes thereto and the report of the auditor thereon;

  "Final Passport System Decision Document" means a receipt for the Canadian Final Prospectus issued in accordance with the Passport System;

  "FINRA" means the Financial Industry Regulatory Authority, Inc., the U.S. broker-dealer self-regulatory organization;

  "Form F-10" means Form F-10 as promulgated under the 1933 Act;

  "Form F-X" means Form F-X as promulgated under the 1933 Act;

  "free writing prospectus" means any issuer free writing prospectus, as defined in Rule 433(h) under the 1933 Act, of the Corporation;

  "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, body, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power; and any corporation or other entity owned or controlled (through share ownership or otherwise) by any of the foregoing;

  "IFRS" means International Financial Reporting Standards as adopted by the International Accounting Standards Board;

  "includes" or "including" means includes or including (as applicable) without limitation and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

  "Indemnified Party" has the meaning given to it in subsection 13(a);

  "knowledge" means to the best of a Person's knowledge, information and belief after due inquiry;

  "Laws" or "law" includes all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, any judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority, and any policies, voluntary restraints, practices or guidelines of any Governmental Authority, and including any principles of common law and equity;

  "Marketing Materials" has the meaning ascribed to "marketing materials" under NI 41-101;

  "Material Adverse Effect" when used in connection with the Corporation, means any change, event, violation, inaccuracy, circumstance or effect that has a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Corporation and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

  "McDaniel" means McDaniel & Associates Consultants Ltd., independent petroleum consultants of Calgary, Alberta;

  "McDaniel Report" means the independent engineering evaluation of the oil, natural gas liquids and natural gas contingent resources attributable to the Corporation prepared by McDaniel effective December 31, 2014;

  "NI 41-101" means National Instrument 41-101 — General Prospectus Requirements;

  "NI 44-101" means National Instrument 44-101 — Short Form Prospectus Distributions;

  "NYSE" means the New York Stock Exchange;

  "Offering Documents" means the Canadian Offering Documents and the U.S. Offering Documents;

  "Passport System" means the passport system procedures provided for under National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions and Multilateral Instrument 11-102 — Passport System;

  "Person" includes an individual, a partnership, a corporation, a company, a trust, an unincorporated organization, a union, a government or any department or agency thereof (collectively an "entity") and the heirs, executors, administrators, successors, or other legal representatives as the case may be, of such entity;

  "Preliminary Passport System Decision Document" means a receipt for the Canadian Preliminary Prospectus issued in accordance with the Passport System;

  "Qualifying Provinces" means each of the provinces of Canada;

  "Ryder Scott" means Ryder Scott Company L.P., independent petroleum consultants of Houston, Texas;

  "Ryder Scott Report" means the independent engineering evaluation of the oil, natural gas liquids and natural gas reserves attributable to the Corporation prepared by Ryder Scott effective December 31, 2014 and dated February 18, 2015;

  "SEC" means the U.S. Securities and Exchange Commission;

  "Securities Laws" means the Canadian Securities Laws and the U.S. Securities Laws;

  "SEDAR" means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;

  "Selling Firm" has the meaning given to it in subsection 5(a);

  "Sproule" means Sproule Unconventional Limited, independent petroleum consultants of Calgary, Alberta;

  "Sproule Reserves Report" means the independent engineering evaluation of the oil, natural gas liquids and natural gas reserves and contingent resources attributable to the Corporation prepared by Sproule effective December 31, 2014 and dated February 17, 2015;

  "subsidiary" has the meaning given to it in National Instrument 45-106 Prospectus and Registration Exemptions;

  "Swap" means any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, forward sale, exchange traded futures contract or any other similar transaction;

  "Tax Act" means the Income Tax Act (Canada), as amended, re-enacted or replaced from time to time;

  "Template Version" has the meaning ascribed to "template version" under NI 41-101 and includes any revised template version of Marketing Materials as contemplated by NI 41-101;

  "TSX" means the Toronto Stock Exchange;

  "Underwriters' Canadian Counsel" means McCarthy Tétrault LLP;

  "Underwriters' Information" means statements in or omissions from the Offering Documents made in reliance upon and in conformity with information furnished in writing to the Corporation by the Underwriters expressly for use therein;

  "Underwriters' U.S. Counsel" means Vinson & Elkins LLP;

  "Underwriting Fee" has the meaning given to it in subsection 8(a);

  "United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

  "U.S. Amended Prospectus" means a prospectus included in any U.S. Registration Statement Amendment;

  "U.S. Final Registration Statement" means the amended registration statement on Form F-10 to be filed by the Corporation with the SEC, including the U.S. Final Prospectus, the exhibits and any schedules thereto, the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

  "U.S. Initial Registration Statement" means the amended registration statement on Form F-10 to be filed by the Corporation with the SEC, including the U.S. Preliminary Prospectus, the exhibits and any schedules thereto, the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

  "U.S. Final Prospectus" means the Canadian Final Prospectus, with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, including the documents incorporated by reference therein;

  "U.S. Offering Documents" means the U.S. Initial Registration Statement, the U.S. Final Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any U.S. Amended Prospectus, any free writing prospectus or any information that the Corporation has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act, or any amendment or supplement thereto;

  "U.S. Preliminary Prospectus" means, as of any time prior to the time the U.S. Final Registration Statement is declared or becomes effective, the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, including the documents incorporated by reference therein;

  "U.S. Registration Statement" means, collectively, the U.S. Initial Registration Statement, the U.S. Final Registration Statement and any U.S. Registration Statement Amendment;

  "U.S. Registration Statement Amendment" means any amendment to the U.S. Initial Registration Statement, other than with respect to the filing of the U.S. Final Registration Statement, and any post-effective amendment to the U.S. Final Registration Statement filed with the SEC during the distribution of the Offered Shares;

  "U.S. Securities Laws" means the 1933 Act, the 1934 Act and applicable securities laws of any state of the United States.

  (b)
  Except where the context otherwise requires, reference herein to the Corporation and facts relating to the Corporation shall include reference to Baytex Energy Corp. and all of its subsidiaries, taken as a whole.

  (c)
  Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to "sections" are to the appropriate section of this Agreement.

  (d)
  All funds referred to in this Agreement shall be in Canadian dollars unless otherwise noted.

2.     Qualification for Sale

  (a)
  The Corporation represents and warrants to the Underwriters that it is eligible to use the short form prospectus offering qualification system described in NI 44-101 for the distribution of the Offered Shares, that no order having the effect of ceasing or suspending the distribution of the Offered Shares has been issued by any Canadian Securities Regulator and that no proceeding for that purpose has been initiated or, to the best of the Corporation's knowledge, threatened by any Canadian Securities Regulator.

  (b)
  The Corporation covenants with the Underwriters that:

  (i)
  promptly following the execution of this Agreement, the Corporation shall elect the Passport System and file the Canadian Preliminary Prospectus, in the form heretofore delivered or made available to the Underwriters, and such other documents required under the Canadian Securities Laws with the Canadian Securities Regulators in each of the Qualifying Provinces and designate the ASC as the principal regulator under the Passport System; and

  (ii)
  the Canadian Preliminary Prospectus shall amend and restate a preliminary short form prospectus filed by the Corporation in each of the Qualifying Provinces on March 11, 2015 respecting the offering of the Offered Shares.

  (c)
  The Corporation covenants with the Underwriters that it shall comply with the Passport System and shall:

  (i)
  obtain from the ASC a Preliminary Passport System Decision Document dated March 11, 2015, evidencing that a receipt for the Canadian Preliminary Prospectus has been issued or deemed to have been issued in each of the Qualifying Provinces;

  (ii)
  forthwith after any comments with respect to the Canadian Preliminary Prospectus have been received and resolved from the Canadian Securities Regulators and in any event by not later than 5:00 p.m. (Calgary time) on March 19, 2015, prepare and file the Canadian Final Prospectus and such other documents required under the Canadian Securities Laws with the Canadian Securities Regulators in each of the Qualifying Provinces;

  (iii)
  obtain from the ASC a Final Passport System Decision Document dated March 19, 2015 evidencing that a receipt for the Canadian Final Prospectus has been issued in Alberta and Ontario and has been deemed to have been issued in each of the Qualifying Provinces other than Alberta and Ontario or otherwise evidencing that a receipt for the Canadian Final Prospectus has been issued or deemed to have been issued in each of the Qualifying Provinces;

  (iv)
  otherwise fulfill all legal requirements to enable the Offered Shares to be offered and sold to the public in each of the Qualifying Provinces through the Underwriters or any other investment dealer or broker registered in the applicable Qualifying Province; and

  (v)
  until the completion of the distribution of the Offered Shares, promptly take all additional steps and proceedings that from time to time may be required under the Canadian Securities Laws to continue to qualify the Offered Shares for distribution or, in the event that the Offered Shares have, for any reason, ceased to so qualify, to again qualify the Offered Shares for distribution in each Qualifying Province.

  (d)
  The Corporation represents and warrants to the Underwriters that it meets the general eligibility requirements for use of Form F-10 under the 1933 Act, no stop order suspending the effectiveness of the U.S. Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the best of Corporation's knowledge, threatened by the SEC.

  (e)
  The Corporation represents and warrants to the Underwriters that the Corporation has filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X in conjunction with the filing of the U.S. Registration Statement.

  (f)
  The Corporation covenants with the Underwriters that:

  (i)
  immediately following the filing of the Canadian Preliminary Prospectus, it will file the U.S. Initial Registration Statement, in the form heretofore delivered or made available to the Underwriters, with the SEC; and

  (ii)
  the U.S. Initial Registration Statement shall amend a registration statement on Form F-10 filed by the Corporation with SEC on March 11, 2015 respecting the offering of the Offered Shares.

  (g)
  The Corporation covenants with the Underwriters that it shall:

  (i)
  immediately following the filing of the Canadian Final Prospectus and in any event by not later than 5:00 p.m. (Calgary time) on March 19, 2015, prepare and file with the SEC the U.S. Final Registration Statement, such to become effective under the 1933 Act upon the filing thereof pursuant to Rule 467(a) under the 1933 Act; and

  (ii)
  promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Offered Shares for offering and sale under the securities laws of such jurisdictions in the United States as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as reasonably required to complete the distribution of the Offered Shares, provided that in connection therewith the Corporation shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

  (h)
  Prior to the filing of the Canadian Final Prospectus and the U.S. Final Registration Statement or any Canadian Prospectus Amendment or any U.S. Final Registration Statement or any documents incorporated by reference therein, the Corporation shall have allowed the Underwriters and the Underwriters' counsel to participate fully in the preparation of, and, acting reasonably, to approve the form of, such documents and to have reviewed any documents incorporated by reference therein.

  (i)
  During the period from the date hereof until completion of the distribution of the Offered Shares, the Corporation shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Canadian Prospectus or in any Canadian Prospectus Amendment. Without limiting the generality of the foregoing, the Corporation shall make available its directors, senior management and audit committee, and shall use all commercially reasonable efforts to cause its auditors, independent engineers, legal counsel and other experts whose reports are included or incorporated by reference in the Canadian Prospectus to be available to answer any questions which the Underwriters may have and to participate in one or more due diligence sessions to be held prior to the Closing Time (collectively, the "Due Diligence Session"). The Underwriters shall distribute a list of written questions to be answered in advance of such Due Diligence Session and the Corporation shall provide written responses to such questions in advance of the Due Diligence Session and shall use all commercially reasonable efforts to have the above-mentioned auditors, independent engineers, legal counsel and other experts provide written responses to such questions in advance of the Due Diligence Session.

  (j)
  The Corporation will ensure that management of the Corporation will make themselves available to assist in the marketing of the Offered Shares at such times and in such manner as the Underwriters may reasonably request, including, without limitation, to participate in meetings with institutional investors as reasonably requested by the Underwriters.

  (k)
  During the period from the date hereof until completion of the distribution of the Offered Shares:

  (i)
  the Corporation shall prepare, in consultation with the Designated Underwriter, and approve in writing, prior to such time any Marketing Materials are provided to potential investors in respect of the Offered Shares, a Template Version of any Marketing Materials reasonably requested to be provided by the Underwriters to any such potential investor, such Marketing Materials to comply with Canadian Securities Laws and to be acceptable in form and substance to the Underwriters and their counsel, acting reasonably;

  (ii)
  the Designated Underwriter shall, on behalf of the Underwriters, approve a Template Version of any such Marketing Materials in writing prior to such time such Marketing Materials are provided to potential investors in respect of the Offered Shares;

  (iii)
  the Corporation shall file a Template Version of the English version of any such Marketing Materials on SEDAR as soon as reasonably practical after such Marketing Materials are approved in writing by the Corporation and the Designated Underwriter and in any event on or before the day the Marketing Materials are first provided to any potential investor in respect of the Offered Shares, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete Template Version of any such marketing materials to the Canadian Securities Regulators), and the Corporation shall provide a copy of such filed Template Version to the Underwriters as soon as practicable following such filing. The French language version of any such marketing materials shall be filed on SEDAR prior to or concurrently with the filing of the Canadian Final Prospectus as contemplated herein and a copy thereof shall be delivered to the Underwriters as soon as practicable following such filing. Following the approvals set forth in subsections 2(k)(i) and 2(k)(ii), the Underwriters may provide a limited use version of such Marketing Materials to potential investors in respect of the Offered Shares in accordance with Canadian Securities Laws;

    (iv)
    the Corporation shall file a Template Version of the English version of any such Marketing Materials on EDGAR as soon as reasonably practical after such Marketing Materials are approved in writing by the Corporation and the Designated Underwriter and in any event on or before the day the Marketing Materials are first provided to any potential investor in respect of the Offered Shares, and the Corporation shall provide a copy of such filed Template Version to the Underwriters as soon as practicable following such filing; and

    (v)
    the Corporation and the Underwriters covenant and agree:

    (A)
    not to provide any potential investor of Offered Shares with any Marketing Materials unless a Template Version of such Marketing Materials has been filed by the Corporation with the Canadian Securities Regulators and the SEC on or before the day such Marketing Materials are first provided to any potential investor of Offered Shares;

    (B)
    not to provide any potential investor with any materials or information in relation to the distribution of the Offered Shares or regarding the Corporation other than: (a) such Marketing Materials that have been approved and filed in accordance with this subsection 2(k); (b) the Canadian Offering Documents; (c) the U.S. Offering Documents; and (d) the Template Version of any Marketing Materials approved in writing by the Corporation and the Designated Underwriter; and

    (C)
    that any Marketing Materials approved and filed in accordance with this subsection 2(k), and the Template Version of any Marketing Materials approved in writing by the Corporation and the Designated Underwriter, shall only be provided to potential investors of Offered Shares in the Qualifying Provinces and the United States.

3.     Deliveries in Connection with the Offering Documents

  (a)
  Prior to or contemporaneously, as nearly as practicable, with the filing with the Canadian Securities Regulators of the Canadian Preliminary Prospectus, the Corporation shall deliver or cause to be delivered without charge to the Underwriters and the Underwriters' counsel:

  (i)
  copies of the Canadian Preliminary Prospectus, in each of the English and French languages, signed as required by Canadian Securities Laws;

  (ii)
  signed copies of the U.S. Initial Registration Statement;

  (iii)
  copies of any documents incorporated by reference in the Canadian Preliminary Prospectus and the U.S. Initial Registration Statement which have not previously been delivered to the Underwriters and are not otherwise available on SEDAR;

  (iv)
  an opinion of Québec counsel, addressed to the Corporation, the Underwriters and their respective counsel and dated the date of the Canadian Preliminary Prospectus to the effect that the French language version of the Canadian Preliminary Prospectus (including the documents incorporated by reference therein, but excluding financial statements and other financial information included or incorporated by reference therein which are the subject of the opinions of the auditors referred to below, as to which no opinion need be expressed by Québec counsel) is in all material respects a complete and proper translation of the English language version thereof; and

  (v)
  an opinion of the Corporation's auditors, addressed to the Corporation, the Underwriters and their respective counsel and dated the date of the Canadian Preliminary Prospectus to the effect that the French language version of the financial statements and other financial information of the Corporation set forth or incorporated by reference in the Canadian

      Preliminary Prospectus is in all material respects a complete and proper translation of the English language version thereof;

  (b)
  Prior to or contemporaneously, as nearly as practicable, with the filing with the Canadian Securities Regulators of the Canadian Final Prospectus, the Corporation shall deliver or cause to be delivered without charge to the Underwriters and the Underwriters' counsel:

  (i)
  copies of the Canadian Final Prospectus, in each of the English and French languages, signed as required by Canadian Securities Laws;

  (ii)
  signed copies of the U.S. Final Registration Statement;

  (iii)
  copies of any documents incorporated by reference in the Canadian Final Prospectus and the U.S. Final Registration Statement which have not previously been delivered to the Underwriters and are not otherwise available on SEDAR;

  (iv)
  an opinion of Québec counsel, addressed to the Corporation, the Underwriters and their respective counsel and dated the date of the Canadian Final Prospectus to the effect that the French language version of the Canadian Final Prospectus (including the documents incorporated by reference therein, but excluding financial statements and other financial information included or incorporated by reference therein which are the subject of the opinions of the auditors referred to below, as to which no opinion need be expressed by Québec counsel) is in all material respects a complete and proper translation of the English language version thereof;

  (v)
  an opinion of the Corporation's auditors, addressed to the Corporation, the Underwriters and their respective counsel and dated the date of the Canadian Final Prospectus to the effect that the French language version of the financial statements and other financial information of the Corporation set forth or incorporated by reference in the Canadian Final Prospectus is in all material respects a complete and proper translation of the English language version thereof;

  (vi)
  a "comfort letter" from each of the Corporation's auditors and Aurora Oil & Gas Limited's ("Aurora") auditors, dated the date of the Canadian Final Prospectus, addressed to the Underwriters and satisfactory in form and substance to the Underwriters and the Underwriters' counsel, acting reasonably, to the effect that they have carried out certain procedures performed for the purposes of comparing certain specified financial information and percentages appearing in the Canadian Final Prospectus and the documents incorporated therein by reference with indicated amounts in the financial statements or accounting records of the Corporation or Aurora, as applicable, and have found such information and percentages to be in agreement, which comfort letter shall be based on the applicable auditors' review having a cut-off date of not more than two Business Days prior to the date of the Canadian Final Prospectus; and

  (vii)
  a "reserve engineer comfort letter" from each of the Corporation's reserve engineers, dated the date of the Canadian Final Prospectus, addressed to the Underwriters and satisfactory in form and substance to the Underwriters and the Underwriters' counsel, acting reasonably, to the effect that the Underwriters may rely upon the reports prepared by the reserve engineers as if such report were addressed to the Underwriters.

  (c)
  Prior to or contemporaneously, as nearly as practicable, with the filing thereof, the Corporation shall deliver or cause to be delivered without charge to the Underwriters and the Underwriters' counsel:

  (i)
  copies of the English and French language versions of any Canadian Prospectus Amendment, signed as required by Canadian Securities Laws, together with opinions and comfort letters similar to those referenced in subsection 3(b);

  (ii)
  signed copies of any U.S. Registration Statement Amendment;

    (iii)
    copies of any documents deemed to be incorporated by reference in the Canadian Preliminary Prospectus after the filing of the Canadian Preliminary Prospectus and prior to the filing of the Canadian Final Prospectus, together with the opinions similar to those referenced in subsection 3(a); and

    (iv)
    copies of any documents deemed to be incorporated by reference in the Canadian Final Prospectus after the filing of the Canadian Final Prospectus, together with opinions and comfort letters similar to those referenced in subsection 3(b).

  (d)
  Any opinion or comfort letter referred to in subsections 3(a), 3(b) and 3(c) shall be in form and substance acceptable to the Underwriters and the Underwriters' counsel, acting reasonably.

  (e)
  The deliveries referred to in subsections 3(a), 3(b) and 3(c) shall constitute the Corporation's consent to the use by the Underwriters and Selling Firms of the applicable Offering Documents so delivered in connection with the offering and sale of the Offered Shares.

  (f)
  The Corporation shall cause commercial copies of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any Canadian Prospectus Amendment and any U.S. Amended Prospectus to be delivered to the Underwriters without charge, in such numbers and in such cities as the Underwriters may reasonably request by written instructions to the printer of such documents. Such delivery shall be effected as soon as possible after the filing, as applicable, of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Canadian Prospectus Amendment or U.S. Amended Prospectus with the Canadian Securities Regulators or SEC, as applicable, but in any event on or before 3:00 p.m. (Calgary time) on the first Business Day following receipt of the Preliminary Passport System Decision Document or the Final Passport System Decision Document, as applicable.

4.     Representations of the Corporation Respecting the Offering Documents

  The Corporation represents and warrants to, and agrees with, each of the Underwriters that:

  (a)
  each document filed or to be filed with the Canadian Securities Regulators and incorporated by reference in any Canadian Offering Document, when such document was or is filed with the Canadian Securities Regulators, complied as to form, or will comply as to form when so filed, in all material respects with the applicable requirements of Canadian Securities Laws, except in those respects for which exemptive relief has been obtained and with respect to which exemptive relief the Corporation is in full compliance, and none of such documents, as of their respective dates, contained or will contain a misrepresentation, an untrue statement of material fact or omitted or will omit to state a material fact required to be stated therein or that is necessary to make a statement therein not misleading in the light of the circumstances under which it was made;

  (b)
  each document filed or to be filed with the SEC and incorporated by reference in any U.S. Offering Document, when such document was or is filed with the SEC, conformed or will conform in all material respects to the applicable requirements of the 1934 Act and the rules and regulations of the SEC thereunder and none of such documents, as of their respective dates, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make a statement therein not misleading in light of the circumstances under which it was made;

  (c)
  the Canadian Preliminary Prospectus conforms in, all material respects, with the applicable requirements of Canadian Securities Laws and the Canadian Final Prospectus, any Canadian Prospectus Amendment, if applicable, and the Marketing Materials will conform, in all material respects, with the applicable requirements of Canadian Securities Laws;

  (d)
  the Canadian Preliminary Prospectus, as of its filing date, will not, and the Canadian Final Prospectus and, any Canadian Prospectus Amendment, if applicable, as of their respective filing dates and as of the Closing Date and as of any Additional Closing Date, if applicable, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or that is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any Underwriters' Information;

  (e)
  the Canadian Preliminary Prospectus, as of its filing date, will constitute, and the Canadian Final Prospectus and, any Canadian Prospectus Amendment, if applicable, as of their respective filing dates and as of the Closing Date and as of the Additional Closing Date, if applicable, will constitute, full, true and plain disclosure of all material facts relating to the Offered Shares and the Corporation within the meaning set forth in the Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any Underwriters' Information;

  (f)
  the U.S. Registration Statement, at the Effective Time, and the U.S. Final Prospectus, as of its date and as of the Closing Date and as of any Additional Closing Date, if applicable, will conform in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the SEC thereunder;

  (g)
  the U.S. Registration Statement, at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to any Underwriters' Information;

  (h)
  the U.S. Final Prospectus, as of its date (including the Effective Time) and as of the Closing Date and as of any Additional Closing Date, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to any Underwriters' Information;

  (i)
  each free writing prospectus, when considered together with the U.S. Final Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of the Underwriters expressly for use in the free writing prospectus;

  (j)
  the U.S. Preliminary Prospectus conforms to the Canadian Preliminary Prospectus and the U.S. Final Prospectus and any U.S. Amended Prospectus, if applicable, will conform to the Canadian Final Prospectus and the related Canadian Prospectus Amendment, respectively, in each case except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

  (k)
  the Form F-X conforms in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC under the 1933 Act;

  (l)
  at the time of filing the U.S. Registration Statement and any post-effective amendments thereto, at the earliest time after the filing of the U.S. Registration Statement that the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Offered Shares and at the date hereof, the Corporation was not and is not an "ineligible issuer," as defined in Rule 405 under the 1933 Act;

  (m)
  any free writing prospectus that the Corporation is required to file pursuant to Rule 433(d) under the 1933 Act, has been, or will be, filed with the SEC in accordance with the requirements of the 1933 Act and the rules and regulations of the SEC applicable to free writing prospectuses thereunder;

  (n)
  each free writing prospectus that the Corporation has filed, or will file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or behalf of or used or referred to by the Corporation complies or will comply in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the SEC thereunder;

  (o)
  except for the free writing prospectuses, if any, identified in Schedule "B" hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, the Corporation has not prepared, used or referred to, and will not, without the prior consent of the Co-Lead Underwriters, prepare, use or refer to, any free writing prospectus;

  (p)
  prior to the announcement of the offering contemplated by this Agreement, the Corporation's management approved the Marketing Materials prepared as of such time of announcement;

  (q)
  the statements set forth in each of the Offering Documents under the heading "Description of Common Shares", insofar as they purport to constitute a summary of the terms of the Common Shares, are fair and adequate summaries of the matters referred to therein; and

  (r)
  there has not occurred any material change, or any development involving a prospective material change, in the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation from that set forth in or contemplated by each of the Offering Documents (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

5.     Rights and Obligations of Underwriters

  (a)
  Each Underwriter shall be permitted to appoint additional investment dealers or brokers (each, a "Selling Firm") as its agents in connection with the offering and sale of the Offered Shares, and each such Underwriter may determine the remuneration payable by the Underwriter to such Selling Firm.

  (b)
  Subject to the terms and conditions set forth in this Agreement and the Offering Documents, the Underwriters may offer the Offered Shares, directly and through Selling Firms or any affiliate of an Underwriter, (i) in each of the Qualifying Provinces pursuant to applicable Canadian Securities Laws, (ii) in the United States pursuant to applicable United States federal and state securities laws, and (iii) in any jurisdiction outside of Canada and the United States in accordance with applicable securities laws in such other jurisdiction provided that such does not require registration of any of the Offered Shares or the filing of a prospectus or any similar document or subject the Corporation to any continuous disclosure or other similar reporting requirements to which it is not currently subject, in each case as set forth in the Offering Documents, and each Underwriter shall require any Selling Firm appointed by such Underwriter to agree to the foregoing.

  (c)
  Each Underwriter shall conduct its activities in connection with the proposed offer and sale of the Offered Shares in compliance with all Canadian Securities Laws, all applicable United States federal and state securities laws and all applicable securities laws in such other jurisdictions outside of Canada and the United States and cause a similar covenant to be contained in any agreement entered into with any Selling Firm appointed in connection with the distribution of the Offered Shares pursuant to Section 5(a).

  (d)
  The Designated Underwriter will notify the Corporation when, in their opinion, the distribution of the Offered Shares has terminated and will provide to the Corporation, as soon as practicable (and in any event within 30 days) after the distribution of the Offered Shares has terminated, a breakdown of the number of Offered Shares distributed in each of the Qualifying Provinces where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Regulators.

  (e)
  Notwithstanding the foregoing provisions of this Section 5, no Underwriter will be liable to Corporation under this Section 5 with respect to a default by another Underwriter or any Selling Firm, as the case may be, if the former Underwriter is not also in default.

6.     Material Change and Other Covenants of the Corporation

  (a)
  During the period commencing on the date hereof and ending on the completion of the distribution of the Offered Shares or at any time when a prospectus relating to the Offered Shares is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), the Corporation shall promptly notify the Underwriters in writing of:

  (i)
  any material change, occurrence or development (actual, anticipated, contemplated or threatened) in the business, financial condition, properties, affairs, operations, assets, liabilities (absolute, accrued, contingent or otherwise), revenue, control or capital of the Corporation;

  (ii)
  the issuance by any Canadian Securities Regulator, the SEC or any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose;

  (iii)
  the receipt by the Corporation of any communication from any Canadian Securities Regulator, the SEC, the TSX, the NYSE or any other competent authority relating to the Offering Documents, any other part of the public record of the Corporation or the distribution of the Offered Shares;

  (iv)
  any change in any material fact contained in the Offering Documents;

  (v)
  the occurrence or discovery of any material fact, event or change, which fact, event or change is, or may be, of such a nature as to render any statement in the Marketing Materials, the Canadian Prospectus, any Canadian Prospectus Amendment or otherwise in the Corporation's Information Record misleading or untrue in any material respect or which would result in a misrepresentation in the Canadian Prospectus, any Canadian Prospectus Amendment or otherwise in the Corporation's Information Record or which would result in the Canadian Prospectus, any Canadian Prospectus Amendment or the Corporation's Information Record not complying (to the extent that such compliance is required) with Canadian Securities Laws; or

  (vi)
  any material change that results in it being necessary to amend the U.S. Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Final Prospectus or any U.S. Amended Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the U.S. Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Final Prospectus or any U.S. Amended Prospectus, in light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the U.S. Registration Statement, U.S. Preliminary Prospectus, the U.S. Final Prospectus or any U.S. Amended Prospectus to comply with the requirements of the 1933 Act and the published rules and regulations thereunder.

  (b)
  The Corporation will in good faith discuss with the Co-Lead Underwriters, on behalf of the Underwriters, as promptly as possible any change, circumstance or event of the nature described in subsection 6(a), and the Corporation shall promptly, and in any event within any applicable time limitation, comply, to the reasonable satisfaction of the Underwriters, with all applicable filings and other requirements under Canadian Securities Laws and U.S. Securities Laws as a result of such fact or change, including the filing of any Canadian Prospectus Amendment or any U.S. Amended Prospectus. However, the Corporation shall not file any Canadian Prospectus Amendment, U.S. Amended Prospectus or other document without first consulting with the Underwriters with respect to the form and content thereof and shall allow the Underwriters to participate fully in the preparation of any Canadian Prospectus Amendment, U.S. Amended Prospectus or other document and conduct any and all due diligence which in the opinion of the Underwriters is required in order to enable the Underwriters to responsibly execute any certificates required to be executed by the Underwriters in any Canadian Prospectus Amendment and to fulfill their obligations under Canadian Securities Laws and U.S. Securities Laws.

  (c)
  The Corporation shall in good faith discuss with the Co-Lead Underwriters on behalf of the Underwriters, any change, event or circumstance (actual or proposed within the knowledge of the Corporation) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to the subsection 6(a).

  (d)
  During the period commencing on the date hereof and ending on the completion of the distribution of the Offered Shares, the Corporation will promptly provide to the Underwriters, for review by the Underwriters and the Underwriters' counsel, prior to filing or issuance:

  (i)
  any annual audited or interim unaudited financial statement of the Corporation;

  (ii)
  any proposed document, including, without limitation, any amendment to the AIF, new annual information form, business acquisition report, material change report, interim report, or information circular, which may be incorporated, or deemed to be incorporated, by reference in the Canadian Prospectus; and

  (iii)
  any press release of the Corporation (other than press releases announcing monthly dividends).

  (e)
  The Corporation will not take any action that would result in an Underwriter or the Corporation being required to file with the SEC pursuant to Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

  (f)
  The Corporation shall use its reasonable best efforts to file or cause to be filed with the TSX all necessary documentation and to obtain the approval of the TSX to the listing of the Offered Shares on the facilities of the TSX by the Closing Date, subject only to standard listing conditions.

  (g)
  The Corporation shall use its reasonable best efforts to have the Offered Shares approved for listing on the NYSE, subject only to notice of official issuance, on or prior to the filing with the Canadian Securities Regulators of the Canadian Final Prospectus or as soon as practicable thereafter.

  (h)
  The Corporation shall use the net proceeds from the sale of the Offered Shares as described in the Offering Documents.

7.     Representations and Warranties of the Corporation

The Corporation represents and warrants to, and covenants with, the Underwriters, and acknowledges that each of the Underwriters is relying upon such representations, warranties and covenants in entering into this Agreement, that:

  (a)
  the Corporation is a corporation duly incorporated and validly subsisting under the ABCA, and has all requisite corporate capacity, power and authority to carry on its business as it is now being conducted and as described in the Offering Documents and to own its properties and assets;

  (b)
  other than as described in the AIF under the heading "Baytex Energy Corp. — Intercorporate Relationships", the Corporation has no material subsidiaries, is not "affiliated" with or a "holding corporation" of any other body corporate (within the meaning of the ABCA) other than its subsidiaries, and is not a partner of any partnerships or limited partnerships and each of the subsidiaries of the Corporation has been duly incorporated, formed or organized, as applicable, and is a valid and subsisting corporation, partnership or trust in good standing under the laws of the jurisdiction in which it was incorporated, formed or organized, and has all requisite power, authority and capacity to carry on its business and to own, lease and operate its properties and assets;

  (c)
  all of the ownership interests in each of the subsidiaries of the Corporation, including those described in the AIF under the heading "Baytex Energy Corp. — Intercorporate Relationships", are legally and beneficially owned, directly or indirectly, by the Corporation and the Corporation is the legal and beneficial owner in each case free and clear of any liens, pledges, charges, encumbrances, security interests or other adverse claims whatsoever;

  (d)
  the Corporation and each of its subsidiaries is duly registered to do business and is in good standing in each jurisdiction in which the character of their properties, owned or leased, or the nature of their activities make such registration necessary, except where the failure to be so registered or in good standing would not have a Material Adverse Effect;

  (e)
  the Corporation and each of its subsidiaries has conducted and is conducting and will conduct its business in compliance in all material respects with all applicable laws, rules and regulations and, in particular, all applicable licensing and environmental legislation, regulations or by-laws or other lawful requirements of any governmental or regulatory bodies applicable to it of each jurisdiction in which it carries on business and holds all licences, registrations and qualifications in all jurisdictions in which it carries on business which are necessary or desirable to carry on the business of the Corporation and each of its subsidiaries, respectively, as now conducted and as contemplated to be conducted in the Offering Documents (except where the failure to so conduct its business or to hold such licences, registrations or qualifications would not, individually or in the aggregate, have a Material Adverse Effect), all such licences, registrations or qualifications are valid and existing and in good standing (except where the lack of such valid or existing license would not have a Material Adverse Effect) and none of such licences, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or is likely to have, individually or in the aggregate, any Material Adverse Effect, and the Corporation is not aware of any legislation, regulation, rule or lawful requirements currently in force or proposed to be brought into force which the Corporation anticipates the Corporation or any of its subsidiaries will be unable to comply with without having a Material Adverse Effect;

  (f)
  other than the minutes of the meeting of the board of directors held on March 4, 2015 and the meetings of the Audit Committee of the board of directors held on February 25, 2015 and March 4, 2015, which are currently in draft form, the minute books of the Corporation and its subsidiaries are, in all material respects, true and correct and contain copies of all minutes of all meetings and all resolutions of the directors, committees of directors and shareholders of the Corporation and the subsidiaries, respectively, and all such meetings were duly called and properly held and all consent resolutions were properly adopted;

  (g)
  the books of account and other records of the Corporation and its subsidiaries, whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices;

  (h)
  the Corporation and each of its subsidiaries has duly and on a timely basis, filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which were claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax (other than form 7704 "Application for Automatic Extensions of Time to File Certain Business Income Tax, Information, and other Returns" filed with the United States Internal Service), governmental charge or deficiency by the Corporation or its subsidiaries and to the best of the knowledge, information and belief of the Corporation, other than as disclosed in the Due Diligence Responses, there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation or its subsidiaries in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority. The Corporation and each of its subsidiaries has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any person, including any employee, officer, director, or non-resident person, the amount of all taxes and other deductions required by applicable law to be withheld and has duly and timely remitted the withheld amount to the appropriate taxing or other authority and has duly and timely issued tax reporting slips or returns in respect of any amount so paid or credited by it as required by applicable law;

  (i)
  all filings made by the Corporation and its subsidiaries under which the Corporation or any of its subsidiaries has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any material amount previously paid to the Corporation or its subsidiaries or previously accrued on the accounts thereof to be recovered or disallowed;

  (j)
  except to the extent that any violation or other matter referred to in this subsection does not have, individually or in the aggregate, a Material Adverse Effect:

  (i)
  the Corporation and each of its subsidiaries, is not in violation of any applicable federal, provincial, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, "Environmental Laws");

  (ii)
  the Corporation and each of its subsidiaries, has operated its business at all times and have received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

  (iii)
  there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by the Corporation or any of its subsidiaries or their respective properties that have not been remedied or that are not presently being remedied;

  (iv)
  no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Corporation or its subsidiaries;

  (v)
  the Corporation and each of its subsidiaries, has not failed to report to the proper Governmental Authority the occurrence of any event which is required to be so reported by any Environmental Law; and

  (vi)
  the Corporation and each of its subsidiaries, holds all licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licences, permits and approvals are in full force and effect, and except for (1) notifications and conditions of general application to assets of the type owned by the Corporation or its subsidiaries, and (2) notifications relating to reclamation obligations under provincial law, the Corporation and each of its subsidiaries has not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

  (k)
  any and all operations of the Corporation and each of its subsidiaries and, to the knowledge of the Corporation, any and all operations by third parties on or in respect of the assets and properties of the Corporation, have been conducted in accordance with good oil and gas industry practices and in material compliance with applicable laws, rules, regulations, orders and directions of governmental and other competent authorities, except where the failure to so operate would not have a Material Adverse Effect;

  (l)
  no consent, approval, permit, authorization, order or filing with any court or governmental agency, securities authority or other jurisdiction or agency is required by the Corporation or necessary for the execution, delivery and the performance by the Corporation of its obligations under this Agreement, other than such consents, approvals, authorizations, registrations or qualifications as are contemplated in this Agreement;

  (m)
  the Corporation has full corporate capacity, power and authority to enter into this Agreement and to perform its obligations set out herein and this Agreement is duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms except that the validity, binding effect and enforceability of the terms of this Agreement are subject to the qualification that such validity, binding effect and enforceability may be limited by: (i) applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally; (ii) equitable remedies, including the remedies of specific performance and injunctive relief, being available only in the discretion of the applicable court; (iii) the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgments; (iv) the applicable laws regarding limitations of actions; (v) enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court; (vi) enforceability of the provisions exculpating a party from liability or duty otherwise owed by it may be limited under applicable law; and (vii) that rights to indemnity, contribution and waiver under the documents may be limited or unavailable under applicable law;

  (n)
  no action, approval, consent or vote on the part of the holders of Common Shares or the holders of any other security of the Corporation is or shall be necessary to consummate the transactions contemplated by this Agreement;

  (o)
  the Corporation has full corporate capacity, power and authority to issue the Offered Shares and to grant the Over-Allotment Option and, at the Closing Time, the Firm Shares and, if applicable, the Option Shares, will be duly and validly authorized, allotted and reserved for issuance in accordance with this Agreement and, upon receipt of the purchase price therefor, the Offered Shares will be duly and validly issued as fully paid and non-assessable Common Shares;

  (p)
  the Corporation has the necessary corporate power and authority to execute, deliver and file the Offering Documents and, prior to the filing of the Offering Documents, all requisite action will have been taken by the Corporation to authorize the execution, delivery and filing of the Offering Documents;

  (q)
  the attributes and characteristics of the Offered Shares will conform in all material respects to the attributes and characteristics thereof described in the Offering Documents;

  (r)
  the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Agreement by the Corporation does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, (i) any term or provision of the articles, by-laws or constating documents of the Corporation, as applicable, (ii) any resolutions of shareholders or directors (or any committee thereof) of the Corporation, (iii) any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound, or (iv) any law, judgment, decree, order, statute, rule or regulation applicable to the Corporation, which default or breach might reasonably be expected to have a Material Adverse Effect or would impair the ability of the Corporation to consummate the transactions contemplated hereby or to duly observe and perform any of its covenants or obligations contained in this Agreement;

  (s)
  the Financial Statements are complete and correct in all material respects and fairly present, in accordance with IFRS, consistently applied, the financial position and condition of the Corporation at the dates thereof and the results of the operations of the Corporation for the periods then ended and reflect in accordance with IFRS, consistently applied, all material assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation as at the dates thereof;

  (t)
  the Corporation has no liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements, other than liabilities, obligations, or indebtedness or commitments: (i) incurred in the normal course of business; (ii) which would not have a Material Adverse Effect; or (iii) which have been disclosed in the Corporation's Information Record as of the date of this Agreement;

  (u)
  there has not been any adverse material change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation from the position set forth in the Financial Statements;

  (v)
  there has not been any adverse material change in the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation since December 31, 2014 except as disclosed in the Corporation's Information Record as of the date hereof;

  (w)
  based upon representations made by the Corporation's auditors, Deloitte LLP are "independent" within the meaning of the 1933 Act and the requirements of Public Company Accounting Oversight Board Rule 3520, Auditor Independence, and the rules of professional conduct governing auditors in the Province of Alberta;

  (x)
  there has not been any "disagreement" or "reportable event" (within the meaning of Section 4.11 of National Instrument 51-102 — Continuous Disclosure Obligations of the Canadian Securities Administrators) with the Corporation's auditors and the Corporation has no current intention to change auditors;

  (y)
  the Corporation maintains disclosure controls and procedures that comply with the requirements of National Instrument 52-109 — Certification of Disclosure in Issuers' Annual and Interim Filings and Rule 13a-15(e) under the 1934 Act; such disclosure controls and procedures have been designed to ensure material information relating to the Corporation is made known to the Corporation's principal executive officer and principal financial officer by others within its entities and that information required to be disclosed by the Corporation in the reports that it files or submits under Canadian Securities Laws and U.S. Securities Laws is recorded, processed, summarized and reported within the time periods specified in such securities laws; subject to the limitations described in the Corporation's management discussion and analysis for the years ended December 31, 2014 and 2013 dated March 4, 2015, such disclosure controls and procedures were effective as of December 31, 2014 at a reasonable assurance level;

  (z)
  the Corporation and each of its subsidiaries has its properties and assets insured against loss or damage by insurable hazards or risks consistent with standard industry practice. Such insurance coverage is of a type and in an amount typical to the business in which the Corporation and its subsidiaries operate as conducted by a reasonably prudent person based on the advice of reputable insurance brokers consulted by such person. In the last twelve months the Corporation and its subsidiaries have not made any material claim on any policy of insurance or been refused any insurance coverage sought or applied for. The Corporation does not have any reason to believe that it will not be able to renew the existing insurance coverage of the Corporation and its subsidiaries as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue with its businesses at a cost that would not have a Material Adverse Effect;

  (aa)
  to the best of the Corporation's knowledge, all material accounts receivable recorded on the books of the Corporation are bona fide and are good and collectible without set off or counterclaim;

  (bb)
  the Corporation is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of the Corporation and applicable laws, indemnification agreements or covenants that are entered into arising in the ordinary course of business, including operating and similar agreements, sale agreements, indemnification and contribution provisions in agency and underwriting agreements, transfer agency agreements and credit borrowing agreements) or any other like commitment of the obligations, liabilities (contingent or otherwise) of indebtedness of any other person;

  (cc)
  the Corporation does not have any loans or other indebtedness which have been made to or from any of its shareholders, officers, directors or employees or any other person, other than to or from its subsidiaries, not dealing at arm's length with the Corporation that are currently outstanding;

  (dd)
  other than as disclosed in the Offering Documents, there are no actions, suits, proceedings or inquiries in existence or, to the knowledge of the Corporation, pending or threatened against or affecting the Corporation or its subsidiaries at law or in equity before any court or before or by any federal, provincial, municipal, state or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation, its subsidiaries or their properties or assets (taken as a whole) or which affects or may affect the distribution of the Offered Shares or which would impair the ability of the Corporation to consummate the transactions contemplated by this Agreement or to duly observe and perform any of its covenants or obligations contained in this Agreement and the Corporation is not aware of any existing ground on which such action, suit, proceeding or inquiry might be commenced with any reasonable likelihood of success;

  (ee)
  the information and statements set forth in the Corporation's Information Record were true, correct and complete and did not contain any misrepresentation, as of the date of such information or statement, and the Corporation has not filed any confidential material change report that is still maintained on a confidential basis;

  (ff)
  the authorized capital of the Corporation consists of an unlimited number of Common Shares and 10,000,000 preferred shares, issuable in series of which, as at March 10, 2015, 168,829,697 Common Shares and nil preferred shares are currently issued and outstanding, all of which shares are validly issued, fully paid and non-assessable;

  (gg)
  there are no contracts, agreements or understandings between the Corporation and any person granting such person the right to require the Corporation to file a prospectus under Canadian Securities Laws or a registration statement under the 1933 Act with respect to any securities of the Corporation;

  (hh)
  no person, firm, corporation or other entity holds any securities convertible or exchangeable into securities of the Corporation or has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement, warrant, option or right (whether or not on condition(s)) for the purchase or other acquisition of any unissued securities of the Corporation except for 2,179,518 Common Shares issuable pursuant to the stock based incentive plans of the Corporation in effect as of the date of this Agreement;

  (ii)
  there are no contracts or documents which are required to be described in any of the Offering Documents or to be filed as exhibits thereto which have not been so described and filed as required; there are no reports or information that in accordance with the requirements of the ASC must be made publicly available in connection with the offering of the Offered Shares that have not been made publicly available as required; and there are no documents, other than the Canadian Offering Documents, required to be filed with the ASC in connection with the Offering that have not been filed as required;

  (jj)
  none of the directors, officers or employees of the Corporation, any person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation other than as set out in the Corporation's Information Record;

  (kk)
  Valiant Trust Company, at its principal offices in Calgary, Alberta and Toronto, Ontario, has been duly appointed registrar and transfer agent of the Common Shares in Canada;

  (ll)
  First American Stock Transfer Inc., at its principal office in Phoenix, Arizona, has been duly appointed registrar and transfer agent of the Common Shares in the United States;

  (mm)
  no Canadian Securities Regulator, the SEC, any securities commission or similar regulatory authority, the TSX, the NYSE or any other competent authority has issued any order which is currently outstanding, preventing or suspending trading in any securities of the Corporation, no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened and the Corporation is not in default of any material requirement of Canadian Securities Laws or U.S. Securities Laws;

  (nn)
  the issued and outstanding Common Shares are listed and posted for trading on the TSX and the NYSE and the Corporation is in compliance in all material respects with the by-laws, rules and regulations of the TSX and NYSE;

  (oo)
  the Corporation is a reporting issuer in each of the Qualifying Provinces;

  (pp)
  to the knowledge of the Corporation, no insider of the Corporation has a present intention to sell any securities of the Corporation;

  (qq)
  other than as provided for in this Agreement, the Corporation has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, underwriter's or agent's commission or other similar forms of compensation with respect to the transactions contemplated hereby;

  (rr)
  the definitive form of certificate for the Common Shares has been and will, on the Closing Date, be, duly approved and adopted by the Corporation and comply with all legal requirements relating thereto;

  (ss)
  the Corporation had made available to Sproule, prior to the issuance of the Sproule Report, for the purpose of preparing the Sproule Report, all information requested by Sproule, which information did not contain any misrepresentation at the time such information was provided. Except with respect to changes in commodity prices and royalties, there has been no material adverse change in any production, cost, reserves, resources or other relevant information provided to Sproule since the dates that such information was so provided. The Corporation believes that the Sproule Report reasonably presents the quantity and pre-tax present worth values on an aggregate basis of the oil and gas reserves and resources attributable to the crude oil, natural gas liquids and natural gas properties evaluated in such report as at December 31, 2014 based upon information available at the time the Sproule Report was prepared, and the Corporation believes that at the date of such report it did not (and as of the date hereof, except as may be attributable to changes in commodity prices and production since the date of such report does not) overstate the aggregate quantity or pre-tax present worth values of such reserves and resources or the estimated production volumes therefrom;

  (tt)
  the Corporation had made available to Ryder Scott, prior to the issuance of the Ryder Scott Report, for the purpose of preparing the Ryder Scott Report, all information requested by Ryder Scott, which information did not contain any misrepresentation at the time such information was provided. Except with respect to changes in commodity prices and royalties, there has been no material adverse change in any production, cost, reserves or other relevant information provided to Ryder Scott since the dates that such information was so provided. The Corporation believes that the Ryder Scott Report reasonably presents the quantity and pre-tax present worth values on an aggregate basis of the oil and gas reserves attributable to the crude oil, natural gas liquids and natural gas properties evaluated in such report as at December 31, 2014 based upon information available at the time the Ryder Scott Report was prepared, and the Corporation believes that at the date of such report it did not (and as of the date hereof, except as may be attributable to changes in commodity prices and production since the date of such report does not) overstate the aggregate quantity or pre-tax present worth values of such reserves or the estimated production volumes therefrom;

  (uu)
  the Corporation had made available to McDaniel, prior to the issuance of the McDaniel Report, for the purpose of preparing the McDaniel Report, all information requested by McDaniel, which information did not contain any misrepresentation at the time such information was provided.

    Except with respect to changes in commodity prices and royalties, there has been no material adverse change in any production, cost, reserves, resources or other relevant information provided to McDaniel since the dates that such information was so provided. The Corporation believes that the McDaniel Report reasonably presents the quantity and pre-tax present worth values on an aggregate basis of the oil and gas resources attributable to the crude oil, natural gas liquids and natural gas properties evaluated in such report as at December 31, 2014 based upon information available at the time the McDaniel Report was prepared, and the Corporation believes that at the date of such report it did not (and as of the date hereof, except as may be attributable to changes in commodity prices and production since the date of such report does not) overstate the aggregate quantity or pre-tax present worth values of such resources or the estimated production volumes therefrom;

  (vv)
  the properties and assets of the Corporation are free and clear of all mortgages, pledges, liens, charges and encumbrances other than those encumbrances that are standard in the oil and gas industry, encumbrances pursuant to the Corporation's credit facility or encumbrances which do not and will not have a Material Adverse Effect on the ownership or operation of such assets and properties ("Permitted Encumbrances") and, other than Permitted Encumbrances, the Corporation and its subsidiaries have not done any act or suffered or permitted any action to be done whereby any person has acquired or may acquire an interest in or to the material properties and assets of the Corporation or its subsidiaries, nor has it done any act, omitted to do any act or permitted any act to be done that may adversely affect or defeat its title to any of its material properties or assets;

  (ww)
  although it does not warrant title, the Corporation does not have reason to believe that the Corporation and its subsidiaries do not have title to or the right to produce and sell its petroleum, natural gas and related hydrocarbons (for the purpose of this subsection, the foregoing are referred to as the "Interest") and does represent and warrant that the Interest is free and clear of adverse claims created by, through or under the Corporation or its subsidiaries and except for those arising in the ordinary course of business, and that, to its knowledge, the Corporation and its subsidiaries hold the Interest under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements except where the failure to so hold its Interest would not have a Material Adverse Effect;

  (xx)
  to the knowledge of the Corporation, there are no defects, failures or impairments in the title of the Corporation and its subsidiaries to its oil and gas properties, whether or not an action, suit, proceeding or inquiry is pending or threatened and whether or not discovered by any third party, which, individually or in aggregate, could have a Material Adverse Effect on items (A), (B) and (C) set forth immediately below and the Corporation and its subsidiaries are not aware of any pending or threatened action, suit, proceeding or inquiry which, in aggregate, could have a Material Adverse Effect on: (A) the quantity of and pre-tax present value of estimated future net revenue from the oil and natural gas reserves of the Corporation as shown in the Sproule Report; (B) the current production of the Corporation; or (C) the current cash flow of the Corporation;

  (yy)
  to the knowledge of the Corporation, none of its directors or officers are subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

  (zz)
  other than as disclosed in the Financial Statements, to the Underwriters in writing at the Due Diligence Session or in the Corporation's Information Record, as of the date of this Agreement the Corporation is not a party to any Swap;

  (aaa)
  the Due Diligence Responses of the Corporation were and will be true and correct where they relate to matters of fact, and in all material respects as at the time such responses are given and such responses taken as a whole shall not omit any fact or information necessary to make any of the responses not misleading in light of the circumstances in which such responses were given, and the Corporation and its directors and officers will have responded in a thorough and complete fashion. Where the Due Diligence Responses reflect the opinion or view of the Corporation or its directors or officers (including, Due Diligence Responses or portions of such Due Diligence Responses, which are forward looking or otherwise related to projections, forecasts or estimates of future performance or results (operating, financial or otherwise)) ("Forward Looking Statements"), such opinions or views are subject to the qualifications and provisions set forth in the Due Diligence Responses and will be honestly held and believed to be reasonable at the time they are given provided, however, it shall not constitute a breach of this paragraph solely if the actual results vary or differ from those contained in Forward-Looking Statements;

  (bbb)
  other than the DRIP, the employee share award incentive plan and the common share incentive rights plan, the Corporation is not a party to any shareholder rights plan or any other similar form of plan, agreement, contract or instrument that shall trigger any rights to acquire Common Shares or other securities of the Corporation;

  (ccc)
  neither the Corporation nor, to its knowledge, any of its shareholders is a party to any unanimous shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Corporation;

  (ddd)
  the operations of the Corporation are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all jurisdictions, the rules and regulations thereunder (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court, Governmental Authority or any arbitrator of non-governmental authority involving the Corporation with respect to the Money Laundering Laws is to the best knowledge of the Corporation pending or threatened;

  (eee)
  neither the Corporation nor, to the knowledge of the Corporation, any officer, director, employee or agent of the Corporation has, directly or indirectly (a) paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any broker, finder, agent, client representative, employee, political party or campaign, government official or other person, which any officer, director, employee or agent of any the Corporation knew or had reason to believe, or ought to have known, was in violation of the Corruption of Foreign Public Officials Act (Canada), the United States Foreign Corrupt Practices Act of 1977, as amended, or any applicable law implementing the provisions of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); or (b) made or received any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

  (fff)
  the Corporation and its subsidiaries are not, and to the knowledge of the Corporation, no director, officer, agent, employee, affiliate or person acting on behalf of the Corporation or any of its subsidiaries is, the target of any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department ("OFAC"); neither the Corporation nor any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer agent, employee affiliate or person acting on behalf of the Corporation or any of its subsidiaries, is an individual or entity that is, or is owned or controlled by a person that is (i) the target of any sanctions administered or enforced by OFAC or any sanctioning authority controlled by the Government of Canada ("Sanctions"), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions; and the Corporation will not directly or indirectly use any proceeds of the distribution of the Offered Shares, or lend, contribute or otherwise make available such proceeds to the Corporation or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person targeted by any of the Sanctions; and

  (ggg)
  the Corporation is not required, and upon the issuance and sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the Offering Documents, will not be required, to seek an order permitting registration as an "investment company" under the Investment Company Act of 1940, as amended.

8.     Underwriting Fee

  (a)
  In consideration for their services in underwriting the distribution of and purchasing the Offered Shares, the Corporation agrees to pay the Underwriters a cash fee equal to 4.0% of the gross proceeds of the sale of the Offered Shares (including any proceeds received in respect of the Over-Allotment Option) (the "Underwriting Fee") payable as follows:

  (i)
  at the Closing Time, a fee of $0.694 per Firm Share (being an aggregate of $21,999,800 if all of the Firm Shares are purchased by the Underwriters); and

  (ii)
  at any Additional Closing Time, a fee of $0.694 per Option Share purchased (being an aggregate of $3,299,970 if the Over-Allotment Option is exercised in full);

  (b)
  For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the Goods and Services Tax or Harmonized Sales Tax ("GST") provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that the Canada Revenue Agency determines that GST provided for in the Excise Tax Act (Canada) is exigible on the Underwriting Fee, the Corporation agrees to pay the amount of GST forthwith upon the request of the Underwriters. The Corporation also agrees to pay the Underwriters' expenses as set forth in Section 9 hereof.

9.     Expenses

  (a)
  Whether or not the transactions contemplated by this Agreement are completed, all expenses of or incidental to the transactions set out in this Agreement (excluding the fees and disbursements of the Underwriters' Canadian Counsel and the Underwriters' U.S. Counsel and the out-of-pocket expenses of the Underwriters, which shall be dealt with as provided in 9(b)) shall be borne by the Corporation without duplication, including, but not limited to, expenses payable in connection with the qualification of the Offered Shares for distribution to the public, the fees and disbursements of the Corporation's Canadian Counsel and the Corporation's U.S. Counsel, the fees and expenses of the auditors of the Corporation, the fees relating to listing the Offered Shares on the TSX and NYSE, all costs incurred in connection with the preparation and printing of the Offering Documents and any filing fees incidental to any required review by FINRA of the terms of the sale of the Offered Shares. The Corporation shall also be responsible for any exigible GST on the foregoing amounts.

  (b)
  The fees and disbursements of the Underwriters' Canadian Counsel and the Underwriters' U.S. Counsel and the out-of-pocket expenses of the Underwriters shall be borne by the Underwriters except where this Agreement has been terminated by the Underwriters pursuant to Section 12, in which case all such reasonable fees, disbursements and expenses, plus any exigible GST thereon, shall borne by the Corporation and shall be payable by the Corporation immediately upon receiving an invoice therefor from the Underwriters.

10.   Closing Documents and Conditions

The obligations of the Underwriters hereunder to purchase the Offered Shares shall be conditional upon:

  (a)
  all representations and warranties and other statements of the Corporation herein being, at the date of this Agreement and at and as of the Closing Time, true and correct in all material respects (or, if qualified by materiality, in all respects);

  (b)
  the Corporation having performed in all material respects, at the Closing Time, all of its obligations hereunder to be performed;

  (c)
  prior to the Closing Time, FINRA shall have advised the Underwriters in writing that it has not objected to the underwriting and other terms and arrangements relating to the Offering;

  (d)
  receipt by the Underwriters of favourable legal opinions of the Corporation's Canadian Counsel as at the Closing Time addressed to the Underwriters and the Underwriters' Canadian Counsel, in

    form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters may reasonably request relating to the Corporation and the Offering, including, without limitation, that:

    (i)
    the Corporation and each of its material subsidiaries (as designated by the Underwriters) have been duly created, incorporated, or amalgamated, as the case may be, and are validly subsisting and have all requisite corporate capacity, power and authority to own and lease their properties and assets and to carry on their respective businesses as now conducted by them and as described in the Offering Documents and are qualified to carry on business under the laws of each of the jurisdictions in which they carry on a material portion of their respective businesses;

    (ii)
    the Corporation has full corporate power and authority to enter into this Agreement and to perform its obligations set out herein and this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except that the validity, binding effect and enforceability of the terms of this Agreement are subject to the qualification that such validity, binding effect and enforceability may be limited by: (i) applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally; (ii) equitable remedies, including the remedies of specific performance and injunctive relief, being available only in the discretion of the applicable court; (iii) the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgments; (iv) the applicable laws regarding limitations of actions; (v) enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court; (vi) enforceability of the provisions exculpating a party from liability or duty otherwise owed by it may be limited under applicable law; and (vii) the rights to indemnity, contribution and waiver under the documents which may be limited or unavailable under applicable law;

    (iii)
    the execution and delivery of this Agreement and the fulfillment of the terms hereof by the Corporation, and the performance of and compliance with the terms of this Agreement by the Corporation does not and will not result in a breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under: (a) any applicable laws of the Province of Alberta or the federal laws of Canada applicable therein; (b) any term or provision of the articles, by-laws or other constating documents, as applicable, of the Corporation; (c) of which counsel is aware, any resolutions of the shareholders or directors (or any committee thereof) of the Corporation; (d) of which counsel is aware, any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound; or (e) of which counsel is aware, any judgment, decree or order, of any court, governmental agency or body or regulatory authority having jurisdiction over or binding the Corporation or its properties or assets;

    (iv)
    the Corporation is a reporting issuer in each of the Provinces of Canada, and is not included in a list of defaulting reporting issuers maintained pursuant to the applicable securities legislation of such provinces, and is eligible to participate in NI 44-101 in each of the Qualifying Provinces;

    (v)
    the Firm Shares and, if applicable, the Option Shares have been duly allotted and will, upon issuance in accordance with this Agreement, be validly issued as fully paid and non-assessable Common Shares;

    (vi)
    the attributes of the Offered Shares conform in all material respects with the description thereof contained in the Canadian Final Prospectus;

    (vii)
    the Offered Shares are "qualified investments" as set out under the heading "Eligibility for Investment" in the Canadian Final Prospectus and U.S. Final Prospectus;

    (viii)
    the statements as to matters of the federal laws of Canada set out in the Canadian Final Prospectus and U.S. Final Prospectus under the heading "Certain Canadian Federal Income Tax Considerations" are accurate in all material respects, subject to the limitations and qualifications stated or referred to in such prospectuses;

    (ix)
    no withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by the Corporation to an Underwriter that is not a resident of Canada and is not deemed to be a resident of Canada for the purposes of the Tax Act, provided that the Underwriter deals at arm's length with the Corporation (as such term is understood for purposes of the Tax Act), and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee and that any such amount is reasonable in the circumstances;

    (x)
    no goods and services tax imposed under the federal laws of Canada or provincial taxes under the laws of the Province of Alberta will be payable by the Corporation or collectable by an Underwriter in respect of the payment of commissions as contemplated by this Agreement to an Underwriter that is not a resident of Canada, provided that such commissions are in respect of services performed by the Underwriter wholly outside of Canada or the resale of Offered Shares by an Underwriter to U.S. residents;

    (xi)
    no stamp duty, documentary taxes or similar taxes are payable by the Corporation under the federal laws of Canada or the laws of the Province of Alberta in connection with the sale and delivery of the Offered Shares pursuant to this Agreement by the Underwriters or the resale of Offered Shares by an Underwriter to U.S. residents;

    (xii)
    all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the Canadian Securities Laws of each of the Qualifying Provinces in order to qualify the Firm Shares and, if applicable, the Option Shares for distribution and sale to the public in each of such Qualifying Provinces by or through persons duly registered under the applicable laws of such provinces who have complied with the relevant provisions of Canadian Securities Laws;

    (xiii)
    the offer, purchase and sale of the Firm Shares and, if applicable, the Option Shares in Québec complied with all applicable laws of Québec relating to the use of the French language provided that purchasers of the securities in Québec have received a copy of the Canadian Prospectus in the French language and an order confirmation in the French language or in bilingual form;

    (xiv)
    no filing, proceeding, approval, consent or authorization is required to be made, taken or obtained by the Corporation under Canadian Securities Laws to permit the issuance by the Corporation of the Offered Shares;

    (xv)
    the Corporation has the necessary corporate power and authority to execute and deliver the Offering Documents and all necessary corporate action has been taken by the Corporation to authorize the execution, delivery and filing by it of the Offering Documents;

    (xvi)
    the Offered Shares are conditionally approved for listing on the TSX and, upon notification to the TSX of the issuance and sale thereof and fulfillment of the conditions of the TSX, will be issued and posted for trading on the TSX;

    (xvii)
    Valiant Trust Company, at its principal offices in Calgary, Alberta and Toronto, Ontario has been duly appointed the transfer agent and registrar for the Common Shares;

    (xviii)
    the form and terms of the definitive certificates representing the Offered Shares have been duly approved and adopted by the board of directors of the Corporation and comply with all legal requirements (including the requirements of the TSX) relating thereto; and

    (xix)
    as to the authorized and issued capital of the Corporation.

    It is understood that the Corporation's Canadian Counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than where they are qualified to practice law, and on certificates of officers of the Corporation, the transfer agent of the Corporation and the Corporation's auditors as to relevant matters of fact;

  (e)
  receipt by the Underwriters of favourable legal opinions of the Corporation's U.S. Counsel as at the Closing Time addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters may reasonably request relating to the Corporation and the Offering, including:

  (i)
  that the statements in the U.S. Offering Documents under the heading "Certain United States Federal Income Tax Considerations," to the extent that they constitute summaries of United States federal law or regulation or legal conclusions have been reviewed by Corporation's U.S. Counsel and fairly summarize the matters described under that heading in all material respects;

  (ii)
  that the issuance and sale of the Offered Shares by the Corporation, the execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its obligations under this Agreement will not (i) breach or result in a default under any agreement, indenture or instrument listed on Schedule I to such opinion (which schedule shall list all indentures governed by the laws of the State of New York relating to public offerings in the United States or private placements in the United States made pursuant to Rule 144A under the 1933 Act completed by the Corporation or any subsidiary, in each case, which have been identified by the Corporation as being material to the Corporation and its subsidiaries considered as one enterprise) or (ii) violate those laws, rules and regulations of the United States of America and the State of New York ("Applicable Law"), in each case which in such counsel's experience are normally applicable to the transactions of the type contemplated by this Agreement or any judgment, order or decree of any New York or federal court or governmental authority binding upon the Corporation listed on Schedule II to such opinion. "Applicable Law" shall not include federal securities laws (except for purposes of the opinion referenced in paragraph (iii) below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Corporation, the Offered Shares, this Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to this Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate. With respect to clause (i) above, such counsel shall express no opinion with respect to any provision of any agreement, indenture or instrument listed on Schedule I to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination.;

  (iii)
  that no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Corporation under any Applicable Law or under any judgment, order or decree listed on Schedule II to such counsel's opinion for the issuance and sale of the Offered Shares by the Corporation, the execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its obligations hereunder. "Governmental Authority" shall mean any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America;

  (iv)
  that the Corporation is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds therefrom as described in the U.S. Offering Documents under the heading "Use of Proceeds", will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder; and

    (v)
    statements set forth in the narrative portion of such counsel's opinion letter to the effect that (A) the U.S. Initial Registration Statement was filed with the SEC on March 12, 2015, the U.S. Final Registration Statement was filed with the SEC on March 19, 2015 and the U.S. Final Registration Statement became effective on March 19, 2015; (B) the Form F-X was filed with the SEC prior to the effectiveness of the U.S. Registration Statement; and (C) the SEC's website indicates that no stop order suspending the effectiveness of the U.S. Registration Statement has been issued;

  (f)
  receipt by the Underwriters of negative assurance (10b-5) letters of the Corporation's U.S. Counsel and the Underwriters' U.S. Counsel that are customary for transactions of this nature, addressed to the Underwriters and dated as of the Closing Date, in form and content acceptable to the Underwriters, acting reasonably;

  (g)
  receipt by the Underwriters of a certificate of the Corporation dated the Closing Date addressed to the Underwriters and signed on behalf of the Corporation by the President and Chief Executive Officer and the Chief Financial Officer of the Corporation or such other officers of the Corporation satisfactory to the Underwriters, acting reasonably, certifying, on behalf of the Corporation and without personal liability, that:

  (i)
  the Corporation has complied with and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

  (ii)
  the representations and warranties of the Corporation set forth in this Agreement are true and correct in all material respects at the Closing Time (except for those representations and warranties that are subject to a materiality qualification, which are to be true and correct as of the Closing Time in all respects), as if made at such time; and

  (iii)
  no event of a nature referred to in subsections 6(a) or 12(a)(i), 12(a)(ii) and 12(a)(iv) has occurred or to the knowledge of such officer is pending, contemplated or threatened (excluding any requirement to make any determination as to any Underwriter's opinion);

  and each such statement shall be true and the Underwriters shall have no knowledge to the contrary;

  (h)
  comfort letters of the Corporation's auditors and Aurora's auditors addressed to the Underwriters and dated the Closing Date, satisfactory in form and substance to the Underwriters, acting reasonably, bringing the information contained in the comfort letters referred to in subsection 3(b)(vi) hereof up to the Closing Time, which comfort letters shall be based on the applicable auditors' review having a cut-off date of not more than two Business Days prior to the Closing Date;

  (i)
  comfort letters of the Corporation's reserve engineers addressed to the Underwriters dated the Closing Date, satisfactory in form and substance to the Underwriters, acting reasonably, bringing the information contained in the comfort letters referred to in subsection 3(b)(vii) hereof up to the Closing Time;

  (j)
  evidence satisfactory to the Underwriters that: (A) the Corporation has obtained all necessary approvals of the TSX for the issuance and listing of the Offered Shares, subject only to the filing of the Canadian Prospectuses and ancillary documentation in respect of the Offered Shares and required documents which are in the possession of the Corporation on the Closing Date and payment of applicable fees, and (B) the Offered Shares have been listed and admitted and authorized for trading on the NYSE, subject only to the official notice of issuance; and

  (k)
  such other certificates and documents as the Underwriters may request, acting reasonably.

11.   Closing

  (a)
  The sale of the Firm Shares to be purchased hereunder shall be completed at the Closing Time at the offices of the Corporation's counsel in Calgary, Alberta or at such other place as the Corporation and the Underwriters may agree. Subject to the conditions set forth in Section 10, the Underwriters, on the Closing Date, shall deliver to the Corporation, by wire transfer, the amount of $17.35 per Firm Share (being an aggregate of $549,995,000) against delivery by the Corporation of:

  (i)
  the opinions, certificates and documents referred to in Section 10; and

  (ii)
  definitive certificates or evidence of book-entry registration representing, in the aggregate, all of the Firm Shares registered in the name of CDS & Co. or its nominee or in such name or names as the Underwriters shall notify the Corporation in writing not less than 24 hours prior to the Closing Time; and

  (iii)
  payment to the Designated Underwriter on behalf of the Underwriters by wire transfer of the portion of the Underwriting Fee referred to in subsection 8(a)(i).

  (b)
  The sale of all or any of the Option Shares, if applicable, shall be completed at the offices of the Corporation's counsel in Calgary, Alberta or at such other place as the Corporation and the Underwriters may agree, on the date (an "Additional Closing Date") and at the time (an "Additional Closing Time") specified by the Underwriters in a written notice given by the Underwriters pursuant to their election to purchase such Option Shares (provided that in no event shall such Additional Closing Time be earlier than the Closing Time or earlier than four or later than 10 Business Days after the date of the written notice of the Underwriters to the Corporation in respect of the Option Shares), or at such other time and date as the Underwriters and the Corporation may agree upon in writing. Subject to the conditions set forth in Section 10 (with the references therein to the Closing Time changed to the Additional Closing Time), the Underwriters, at the Additional Closing Time, shall deliver to the Corporation, by wire transfer, the amount of $17.35 per Option Share agreed to be purchased by the Underwriters from the Corporation pursuant to the exercise of the Over-Allotment Option (being an aggregate of $82,499,250 if the Over-Allotment Option is exercised in full), against delivery by the Corporation of:

  (i)
  the opinions, certificates and documents referred to in Section 10 (with the references therein to the Closing Time and Closing Date changed to the Additional Closing Time and Additional Closing Date respectively);

  (ii)
  definitive certificates or evidence of book-entry registration representing, in the aggregate, all of the Option Shares agreed to be purchased from the Underwriters from the Corporation pursuant to the exercise of the Over-Allotment Option registered in the name of CDS & Co. or its nominee or in such name or names as the Underwriters shall notify the Corporation in writing not less than 24 hours prior to the Additional Closing Time; and

  (iii)
  payment to the Designated Underwriter on behalf of the Underwriters by wire transfer of the portion of the Underwriting Fee referred to in subsection 8(a)(ii).

12.   Termination Rights

  (a)
  In addition to any other rights or remedies available to the Underwriters, the Underwriters, or any of them, may, without liability, terminate their obligations hereunder, by written notice to the Corporation in the event that after the date hereof and at or prior to the Closing Time or Additional Closing Time, as applicable:

  (i)
  any order to cease or suspend trading in any securities of the Corporation, prohibiting or restricting the distribution of any of the Offered Shares, suspending the effectiveness of the U.S. Registration Statement or preventing or suspending the use of any prospectus relating to the Offered Shares has been issued or made, or proceedings are announced, commenced or threatened for the making of any such order, by any Canadian Securities Regulator, the SEC, any securities commission or similar regulatory authority, the TSX, the NYSE or any other competent authority, and such order or proceeding has not been rescinded, revoked or withdrawn or such announced, commenced or threatened proceeding has not been terminated or withdrawn;

    (ii)
    any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any of its directors or senior officers is announced, commenced or threatened by any federal, provincial, state, municipal, other governmental agency or by any Canadian Securities Regulator, the SEC, any securities commission or similar regulatory authority, the TSX, the NYSE or any other competent authority, or there is a change in law, regulation or policy or the interpretation or administration thereof, if, in the sole opinion of the Underwriters, or any one of them, acting reasonably, the change, announcement, commencement or threatening thereof, as the case may be adversely effects the distribution or trading of the Offered Shares;

    (iii)
    there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including, without limitation, any military conflict, civil insurrection, act of terrorism, war or like event, or a governmental action, law, regulation, inquiry or any occurrence of any nature whatsoever, which, in the sole opinion of the Underwriters, or any one of them, acting reasonably, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets generally or the business, operations or affairs of the Corporation;

    (iv)
    there should occur or be discovered any material adverse change or development in the operations, capital or condition (financial or otherwise), business or business prospects of the Corporation or the properties, assets, prospects, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation which, in the sole opinion of the Underwriters, or any one of them, acting reasonably, has or could reasonably be expected to have a material adverse effect on the market price, value or marketability of the Offered Shares;

    (v)
    the Corporation is in breach of, default under or non-compliance with any covenant, term or condition of this Agreement in any material respect, or any representation or warranty given by the Corporation in this Agreement becomes or is false in any material respect;

    (vi)
    the Underwriters shall become aware of any material information with respect to the Corporation which had not been publicly disclosed or disclosed in writing to the Underwriters prior to the date hereof which, in the sole opinion of the Underwriters, or any one of them, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Offered Shares, the Common Shares or any other securities of the Corporation;

    (vii)
    a general moratorium on commercial banking activities is declared by either United States federal, New York or state authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or in the United States occurs; or

    (viii)
    the Corporation fails to obtain the approval of the TSX for the listing of the Firm Shares or the Option Shares, as applicable.

  (b)
  The Underwriters, or any of them, may exercise any or all of the rights provided for in Section 10 or subsections 12(a) notwithstanding any material change, change, event or state of facts and (except where the Underwriter purporting to exercise any of such rights is in breach of its obligations under this Agreement) notwithstanding any act or thing taken or done by the Underwriters or any inaction by the Underwriters, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Underwriters related to the offering or continued offering of the Offered Shares for sale and any act taken by the Underwriters in connection with any amendment to the Offering Documents and the Underwriters shall only be considered to have waived or be estopped from exercising or relying upon any of their rights under or pursuant to Section 10 or subsection 12(a) if such waiver or estoppel is delivered to the Corporation or its counsel in writing and specifically waives or estops such exercise or reliance.

  (c)
  Any termination pursuant to the terms of this Agreement shall be effected by notice in writing delivered to the Corporation with a copy to the other Underwriters provided that no termination shall discharge or otherwise affect any obligation of the Corporation under Sections 9, 13, 14 or 16. The rights of the Underwriters to terminate their obligations hereunder are in addition to, and without prejudice to, any other rights or remedies they may have.

  (d)
  A notice of termination given by an Underwriter under this Section 12 shall not be binding upon any other Underwriter. In the event that one or more but not all of the Underwriters shall exercise its rights of termination herein, then the provisions of subsections 15(b) and 15(c) shall apply.

  (e)
  If an Underwriter elects to terminate its obligation to purchase the Offered Shares as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder with respect to such Underwriter shall be limited to the payment of expenses referred to in Section 9, the indemnity referred to in Section 13 and the contribution rights referred to in Section 14.

13.   Indemnities

  (a)
  The Corporation agrees to indemnify and save harmless each of the Underwriters and their respective affiliates and their respective directors, officers, employees, shareholders, agents and each person who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the "Indemnified Parties" and each an "Indemnified Party") from and against all losses (other than a loss of profits), claims, actions, damages, liabilities, costs or expenses, joint or several, including the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, "Claims" and each, a "Claim") in any way caused by, or arising directly or indirectly from, or in consequence of:

  (i)
  any information or statement (except Underwriters' Information) in the Canadian Offering Documents being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information (except Underwriters' Information) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

  (ii)
  any untrue statement or alleged untrue statement of a material fact in the U.S. Offering Documents, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the U.S. Offering Documents, or any omission or alleged omission of a material fact (except facts or information relating solely to the Underwriters or any of them that has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

  (iii)
  any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any one or more competent authorities (not based solely upon the activities or the alleged activities of the Underwriters or the Selling Firm members, if any) prohibiting, restricting, relating to or materially affecting the trading or distribution of the Offered Shares; or

  (iv)
  any breach of, default under or non-compliance by the Corporation with any requirements of Canadian Securities Laws, U.S. Securities Laws, the by-laws, rules or regulations of the TSX or NYSE or any representation, warranty, term or condition of this Agreement or in any certificate or other document delivered by or on behalf of the Corporation hereunder or pursuant hereto;

  provided that, if and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a Governmental Authority in a final ruling from which no appeal can be made shall determine that the liabilities, claims, actions, suits, proceedings, losses, costs, damages or expenses resulted from the gross negligence, fraud, fraudulent misrepresentation or wilful misconduct of an Indemnified Party claiming indemnity, this indemnity shall cease to apply to such Indemnified Party. For greater certainty, the Corporation and the Underwriters agree that the foregoing shall not disentitle an Underwriter from claiming indemnification hereunder to the extent that the gross negligence, if any, relates to the Underwriters' failure to conduct adequate "due diligence".

  (b)
  If any Claim is asserted against any Indemnified Party, such Indemnified Party will notify the Corporation as soon as possible of the nature of such Claim, but failure to notify the Corporation shall not relieve the Corporation of any obligation which it may have to such Indemnified Party under this Section 13 except to the extent by which the Corporation is prejudiced by such failure, and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such Claim. However, the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and no settlement of any such Claim or admission of liability may be made by the Corporation or the Indemnified Party without the prior written consent of the other party (unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an Indemnified Party), such consent not to be unreasonably withheld and the Corporation shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement, such consent not to be unreasonably withheld.

  (c)
  The Corporation hereby acknowledges that the Underwriters contracting as acting as agents for the other Indemnified Parties under this Section 13 and under Section 14 with respect to all such Indemnified Parties and the Underwriters shall obtain and hold the rights and benefits of this Section 13 and under Section 14 in trust for and on behalf of such Indemnified Parties.

  (d)
  In any such Claim, the Indemnified Party shall have the right to retain separate counsel to act on his or its behalf; provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the Corporation and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the Corporation has not assumed the defence of the Claim within 10 days of receiving written notice of such Claim; or (iii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and the Corporation and the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them; provided that the Corporation shall only be required to pay the fees of one set of counsel in each of Canada and the United States pursuant to this subsection 13(d) for all Indemnified Parties and it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate law firm in each of Canada and the United States for all such Indemnified Parties.

  (e)
  The Corporation hereby waives its rights to recover contribution from the Underwriters with respect to any liability of the Corporation by reason of any misrepresentation or alleged misrepresentation of a kind referred to in subsection 13(a)(i) or 13(a)(ii), provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of any misrepresentation which is based upon the Underwriters' Information.

  (f)
  If any legal proceedings shall be instituted against the Corporation or if any regulatory authority or stock exchange shall carry out an investigation of the Corporation and any Indemnified Party is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Underwriters hereunder, the Indemnified Parties may employ their own legal counsel and the Corporation shall pay and reimburse the Indemnified Parties for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Parties in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Underwriters involved in the preparation for or attendance at such proceedings or investigation.

  (g)
  The rights and remedies of the Indemnified Parties set forth in Sections 13 and 14 hereof are to the fullest extent possible in law, cumulative and not alternative and the election by any Underwriter or other Indemnified Party to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies.

  (h)
  The Corporation waives any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim or to claim payment from any other person before claiming under this indemnity. It is not necessary for an Indemnified Party to incur expense or make payment before enforcing such indemnity.

  (i)
  The rights of indemnity contained in this Section 13 shall not apply if the Corporation has complied with the provisions of Sections 2 and 3 and the person asserting any claim contemplated by this Section 13 was not provided with a copy of any Offering Document which corrects any misrepresentation or alleged misrepresentation which is the basis of such claim and which was required, under Canadian Securities Laws or U.S. Securities Laws, to be delivered to such person and which the Corporation had provided to the Underwriters to deliver to such person.

  (j)
  If the Corporation has assumed the defense of any suit brought to enforce a claim hereunder, the Indemnified Party shall provide the Corporation copies of all documents and information in its possession pertaining to the claim, take all reasonable actions necessary to preserve its rights to object to or defend against the claim, consult and reasonably cooperate with the Corporation in determining whether the claim and any legal proceeding resulting therefrom should be resisted, compromised or settled and reasonably cooperate and assist in any negotiations to compromise or settle, or in any defense of, a claim undertaken by the Corporation.

  (k)
  In respect of any judgment or order given or made for any amount due to the Underwriters under this Agreement that is expressed and paid in a currency (the "judgment currency") other than Canadian dollars, the Corporation will indemnify each Underwriter, each person who controls any Underwriter and each affiliate of any Underwriter against any loss incurred by such Underwriter, such controlling person or such affiliate, as the case may be, as a result of any variation as between: (i) the rate of exchange at which the Canadian dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter, controlling person or affiliate, as the case may be, is able to purchase Canadian dollars with the amount of judgment currency actually received by such Underwriter. If the Canadian dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Corporation an amount equal to the excess of the dollars purchased over the sum originally due to the Underwriters. The foregoing indemnity shall constitute a separate and independent obligation of the Corporation and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Canadian dollars.

14.   Contribution

  (a)
  In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 13 would otherwise be available in accordance with its terms but is held to be unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms, the Corporation and the Underwriters shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits relating to the distribution of the Offered Shares) of a nature contemplated by Section 13 in such proportions so that the Underwriters are responsible for the portion represented by the percentage that the aggregate fee actually paid by the Corporation to the Underwriters under this Agreement bears to the aggregate offering price of the Offered Shares and the Corporation is responsible for the balance. The Underwriters shall not in any event be liable to contribute, in the aggregate, any amounts in respect of an offering of the Offered Shares in excess of such aggregate fee or any portion of such fee actually received under this Agreement in respect of such offering. Notwithstanding the foregoing, no Person who has been determined by a court of competent jurisdiction in a final judgment from which no appeal can be made to have engaged in any fraud, wilful misconduct or fraudulent misrepresentation shall be entitled to claim contribution from any Person who has not also been determined by a court of competent jurisdiction in a final judgment from which no appeal can be made to have engaged in such fraud, wilful misconduct or fraudulent misrepresentation.

  (b)
  The rights to contribution provided in this Section 14 shall be in addition to and not in derogation of any other right to contribution which the Underwriters or the Corporation may have by Law.

15.   Certain Underwriter Obligations

  (a)
  Subject to the terms and conditions hereof, the obligation of the Underwriters to purchase the Firm Shares and, if applicable, the Option Shares, shall be several and not joint. The percentage of the aggregate number of the Firm Shares and, if applicable, Option Shares, to be purchased and paid for by the Underwriters shall be as follows:

Scotia Capital Inc.	24.22%
RBC Dominion Securities Inc.	22.21%
CIBC World Markets Inc.	14.13%
BMO Nesbitt Burns Inc.	8.08%
National Bank Financial Inc.	8.08%
TD Securities Inc.	8.08%
Barclays Capital Canada Inc.	3.00%
Desjardins Securities Inc.	3.00%
Merrill Lynch Canada Inc.	3.00%
Peters & Co. Limited	3.00%
AltaCorp Capital Inc.	0.80%
FirstEnergy Capital Corp.	0.80%
Macquarie Capital Markets Canada Ltd.	0.80%
Raymond James Ltd.	0.80%

100.000%

  (b)
  If, on the Closing Date or any Additional Closing Date, if applicable, any one or more of the Underwriters (the "Refusing Underwriters") shall fail or refuse to purchase the Firm Shares or, if applicable, the Option Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Option Shares, as the case may be, which such Refusing Underwriter or Refusing Underwriters agreed to but failed or refused to purchase is not more than 10% of the aggregate number of Firm Shares or Option Shares, as the case may be, to be purchased on such date, the other Underwriters shall be obligated severally on a pro rata basis according to the percentage set forth opposite their respective names in subsection 15(a), or in such other proportion as the Co-Lead Underwriters may specify, to purchase the Firm Shares or Option Shares, as the case may be, which such Refusing Underwriter or Refusing Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the aggregate number of Firm Shares or Option Shares, as the case may be, that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 15 by an amount in excess of 10% of such number of Firm Shares or Option Shares, as the case may be, without the written consent of such Underwriter. Nothing in this Section 15 shall relieve any Refusing Underwriter from liability to the Corporation.

  (c)
  If one or more but not all of the Underwriters shall fail or refuse to purchase the Firm Shares or, if applicable, Option Shares that it has or they have agreed to purchase hereunder, and the aggregate number of the Firm Shares or Option Shares, as the case may be, with respect to which such failure or refusal occurs is more than 10% of the aggregate number of the Firm Shares or Option Shares, as the case may be, to be purchased on the Closing Date or Additional Closing Date, as applicable, then the other Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Firm Shares or Option Shares, as the case may be, which would otherwise have been purchased by such Underwriters which have so failed or refused to purchase hereunder. If the amount of such Firm Shares or Option Shares, as the case may be, which the remaining Underwriters wish, but are not obliged, to purchase exceeds the amount of such Firm Shares or Option Shares, as the case may be, which remain available for purchase, such Firm Shares or Option Shares, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Firm Shares or Option Shares, as the case may be, in proportion to percentage set forth opposite their respective names in subsection 15(a). If the other Underwriters do not purchase all the Firm Shares or Option Shares, as the case may be, of the Underwriters who failed or refused to purchase hereunder, the Corporation shall be entitled to terminate its obligations under this Agreement without further liability of the Corporation, except in respect of any liability which may have arisen or may arise under Sections 9, 13 and 14.

16.   Survival

All representations, warranties, terms and conditions herein (including the rights to indemnity and contribution in Sections 13 and 14) or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment by the Underwriters for the Offered Shares and the distribution of the Offered Shares pursuant to the Offering Documents and shall continue in full force and effect for the benefit of the Underwriters regardless of any investigation by or on behalf of the Underwriters with respect thereto.

17.   Standstill

Without the prior written consent of the Co-Lead Underwriters, on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed, for a period beginning on the date of this Agreement and ending 90 days after the Closing Date, the Corporation agrees not to issue any Common Shares or securities convertible or exercisable into Common Shares other than: (i) pursuant to or in connection with stock based incentive plans of the Corporation in effect as of the date of this Agreement; (ii) pursuant to existing rights to acquire Common Shares outstanding as the date of this Agreement; (iii) the payment of dividends in the form of Common Shares as may be permitted by the Corporation's constating documents; or (iv) pursuant to the DRIP.

18.   Time of the Essence

Time shall be of the essence of this Agreement.

19.   Governing Law

This Agreement shall be governed by and construed in accordance with the Laws of the Province of Alberta and the Laws of Canada applicable therein and the courts of the Province of Alberta shall have exclusive jurisdiction over any dispute hereunder.

20.   Notices

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement shall be in writing addressed to the Corporation at:

    Baytex Energy Corp.
    2800, 520 – 3rd Avenue SW
    Calgary, Alberta T2P 0R3

    Attention: James L. Bowzer, President and Chief Executive Officer

    Fax: (587) 952-3029

or if to an Underwriter to the addresses set out in Schedule "A" or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by fax to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent (with confirmed transmission).

21.   Waiver

The Underwriters may waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, term or condition hereof, or extend the time for compliance therewith, without prejudice to any of their rights in respect of any other representation, warranty, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, term or condition hereof, provided that any such waiver or extension shall be binding on the Underwriters only if the same is in writing.

22.   Authority of the Co-Lead Underwriters

The Co-Lead Underwriters are hereby authorized by each of the other Underwriters to act on their behalf and the Corporation shall be entitled to and shall act on any notice given in accordance with Section 20 or agreement entered into by or on behalf of the Underwriters by the Co-Lead Underwriters, which represent and warrant that they have irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement pursuant to Section 13(b) (which consent shall be given by the Indemnified Party), or a notice of termination pursuant to Section 12 (which notice may be given by any of the Underwriters), or any waiver pursuant to Section 21 (which waiver must be signed by all of the Underwriters). The Co-Lead Underwriters shall take reasonable steps to consult with the other Underwriters concerning any matter in respect of which it acts as representative of the Underwriters.

23.   Relationship Between the Corporation and the Underwriters

The Corporation: (i) acknowledges and agrees that the Underwriters have certain statutory obligations as registrants under Canadian Securities Laws and U.S. Securities Laws and have relationships with their clients; (ii) acknowledge and agree that the Underwriters are neither the agents of the Corporation nor otherwise fiduciaries of the Corporation; and (iii) consents to the Underwriters acting hereunder while continuing to act for their clients. Nothing in this Agreement shall be interpreted to prevent the Underwriters from fulfilling their statutory obligations as registrants under Canadian Securities Laws and U.S. Securities Laws or duties to their clients.

24.   No Requirement to List Securities as a Condition for Services Provided

Each of Scotia Capital Inc., CIBC World Market Inc., National Bank Financial Inc., TD Securities Inc. and Desjardins Securities Inc., or an affiliate thereof, owns or controls an equity interest in TMX Group Limited ("TMX Group") and may have a nominee director serving on the TMX Group's board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange (each, a "TMX Exchange"). No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service. None of Scotia Capital Inc., CIBC World Market Inc., National Bank Financial Inc., TD Securities Inc. nor Desjardins Securities Inc. requires the Corporation to list securities on any of the TMX Exchanges as a condition of supplying or continuing to supply underwriting and/or any other services, including any services provided pursuant to the terms hereof.

25.   Stabilization

In connection with the distribution of the Offered Shares, the Underwriters may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market, but in each case only as permitted by applicable law. Such stabilizing transactions, if any, may be discontinued at any time.

26.   Severance

If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

27.   Entire Agreement

The provisions contained herein constitute the entire agreement among the parties effective as of the date hereof and supersede all previous communications, representations, understandings and agreements among the parties with respect to the subject matter hereof, whether verbal or written.

28.   Counterparts

This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[The remainder of this page was intentionally left blank.]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning them to the Co-Lead Underwriters, upon which this letter as so accepted shall constitute an Agreement among us.

Yours very truly,

SCOTIA CAPITAL INC.		RBC DOMINION SECURITIES INC.
By:	(signed) "Drew Ross"	By:	(signed) "Rob King"
	Name: Drew Ross		Name: Rob King
CIBC WORLD MARKETS INC.		BMO NESBITT BURNS INC.
By:	(signed) "Chris Folan"	By:	(signed) "David Vetters"
	Name: Chris Folan		Name: David Vetters
NATIONAL BANK FINANCIAL INC.		TD SECURITIES INC.
By:	(signed) "Craig Langpap"	By:	(signed) "Alec W.G. Clark"
	Name: Craig Langpap		Name: Alec W.G. Clark
BARCLAYS CAPITAL CANADA INC.		DESJARDINS SECURITIES INC.
By:	(signed) "T. Tim Kitchen"	By:	(signed) "Alex Shegelman"
	Name: T. Tim Kitchen		Name: Alex Shegelman
MERRILL LYNCH CANADA INC.		PETERS & CO. LIMITED
By:	(signed) "Jamie Hancock"	By:	(signed) "J.G. (Jeff) Lawson"
	Name: Jamie Hancock		Name: J.G. (Jeff) Lawson
ALTACORP CAPITAL INC.		FIRSTENERGY CAPITAL CORP.
By:	(signed) "Gurdeep Gill"	By:	(signed) "Jamie N. Ha"
	Name: Gurdeep Gill		Name: Jamie N. Ha
MACQUARIE CAPITAL MARKETS CANADA LTD.		RAYMOND JAMES LTD.
By:	(signed) "Daniel J. Cristall"	By:	(signed) "Jason Holtby"
	Name: Daniel J. Cristall		Name: Jason Holtby
By:	(signed) "Chad Dundas"
Name: Chad Dundas

The foregoing offer is accepted and agreed to as of the date first above written.

Yours very truly,

BAYTEX ENERGY CORP.
By:	(signed) "James L. Bowzer"
James L. Bowzer President and Chief Executive Officer
By:	(signed) "Rodney Gray"
Rodney D. Gray Chief Financial Officer

 SCHEDULE "A"

UNDERWRITERS

The Underwriters and their addresses are:

Scotia Capital Inc. Suite 1800, Scotia Centre 700 – 2nd Street S.W. Calgary, Alberta T2P 2W1
Attention:	Drew Ross Managing Director, Investment Banking
Fax No.:	(403) 269-8355
RBC Dominion Securities Inc. Suite 3900, Bankers Hall West 888 – 3rd Street S.W. Calgary, Alberta T2P 5Cs
Attention:	Rob King Managing Director, Global Investment Banking
Fax No.:	(403) 299-6900
CIBC World Markets Inc. Bankers Hall East 855 – 2nd Street S.W. Calgary, Alberta T2P 4J7
Attention:	Chris Folan Managing Director
Fax No.:	(403) 260-0500
BMO Nesbitt Burns Inc. Eighth Avenue Place 525 – 8th Avenue S.W., 9th Floor Calgary, Alberta T2P 1G1
Attention:	David M. Vetters Managing Director
Fax No.:	(403) 515-1535
National Bank Financial Inc. Suite 1800 311 – 6th Avenue S.W. Calgary, Alberta T2P 3H2
Attention:	Craig Langpap Managing Director
Fax No.:	(403) 265-0543
TD Securities Inc. Suite 3600, TD Canada Trust Tower 421 – 7th Avenue S.W. Calgary, Alberta T2P 4K9
Attention:	Alec W.G. Clark Managing Director
Fax No.:	(403) 299-8572

Barclays Capital Canada Inc. Suite 1700 140 – 4th Avenue S.W. Calgary, Alberta T2P 3N3
Attention:	T. Tim Kitchen
Fax No.:	(646) 758-7445
Desjardins Securities Inc. Suite 410 110 – 9th Avenue S.W. Calgary, Alberta T2P 0T1
Attention:	Alex Shegelman Managing Director & Head of Energy
Fax No.:	(403) 532-6641
Merrill Lynch Canada Inc. Suite 2620 255 – 5th Avenue S.W. Calgary, Alberta T2P 3G6
Attention:	Tim Watson Managing Director
Fax No.:	(403) 237-7372
Peters & Co. Limited 2300 Jamieson Place 308 – 4th Avenue S.W. Calgary, Alberta T2P 0H7
Attention:	J.G. (Jeff) Lawson Principal, Corporate Finance
Fax No.:	(403) 261-7565
AltaCorp Capital Inc. Suite 1100 888 – 3rd Street S.W. Calgary, Alberta T2P 5C5
Attention:	Gurdeep Gill Managing Director
Fax No.:	(403) 539-8575
FirstEnergy Capital Corp. Suite 1100 311 – 6th Avenue S.W. Calgary, Alberta T2P 3H2
Attention:	Jamie N. Ha Managing Director
Fax No.:	(403) 262 0688

Macquarie Capital Markets Canada Ltd. Suite 3100 421 7th Avenue S.W. Calgary, Alberta T2P 4K9
Attention:	Daniel J. Cristall Chief Executive Officer
Fax No.:	(403) 539-4365
Raymond James Ltd. Suite 4250, Eighth Avenue Place 525 – 8th Avenue S.W. Calgary, Alberta T2P 1G1
Attention:	Jason Holtby Senior Managing Director, Head of Energy & Power Investment Banking
Fax No.:	(403) 509-0535

 SCHEDULE "B"

FREE WRITING PROSPECTUSES

Press release dated March 11, 2015

Press release dated March 12, 2015

QuickLinks

  Exhibit 3.1
UNDERWRITING AGREEMENT
SCHEDULE "A" UNDERWRITERS
SCHEDULE "B" FREE WRITING PROSPECTUSES